Exhibit 99.1
100 Park Avenue : New York, NY 10017 : 800.468.7526

For Immediate Release

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP CHIEF EXECUTIVE OFFICER JAMES M. TAYLOR
TO TAKE TEMPORARY MEDICAL LEAVE OF ABSENCE

NEW YORK, October 16, 2025 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today that James M. Taylor Jr., the Company's Chief Executive Officer, is taking a temporary medical leave of absence, effective October 16, 2025. The Company's Board of Directors appointed Brian T. Finnegan, the Company's President and Chief Operating Officer, to also serve as interim Chief Executive Officer until Mr. Taylor's return.

Sheryl M. Crosland, the Company’s Chair of the Board, said, “The Company extends our best wishes to Jim and we have full confidence that Brian and the rest of the seasoned management team will continue to successfully execute on the Company's business plan."

Connect With Brixmor
•For additional information, please visit https://www.brixmor.com;
•Follow Brixmor on:
◦LinkedIn at https://www.linkedin.com/company/brixmor
◦Facebook at https://www.facebook.com/Brixmor
◦Instagram at https://www.instagram.com/brixmorpropertygroup; and
◦YouTube at https://www.youtube.com/user/Brixmor.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 360 retail centers comprise approximately 64 million square feet of prime retail space in established trade areas. The Company strives to own and operate shopping centers that reflect Brixmor's vision "to be the center of the communities we serve" and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a proud real estate partner to over 5,000 retailers including The TJX Companies, The Kroger Co., Publix Super Markets and Ross Stores.

Brixmor announces material information to its investors in SEC filings and press releases and on public conference calls, webcasts and the "Investors" page of its website at https://www.brixmor.com. The Company also uses social media to communicate with its investors and the public, and the information Brixmor posts on social media may be deemed material information. Therefore, Brixmor encourages investors and others interested in the Company to review the information that it posts on its website and on its social media channels.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the return of our Chief Executive Officer and other non-historical statements. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and
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100 Park Avenue : New York, NY 10017 : 800.468.7526

uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under the sections entitled "Forward-Looking Statements" and "Risk Factors" in our Form 10-K for the year ended December 31, 2024, as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the "SEC"), which are accessible on the SEC's website at https://www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our periodic filings. The forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except to the extent otherwise required by law.
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